                                                                Exhibit 16(b)

                            PARKSTONE GROUP OF FUNDS
                              COMPUTATION OF YIELDS


                                       [SEVEN-DAY RETURN x 365 ]
SEVEN-DAY YIELD =                      [-----------------------]
                                       [           7           ]

                                       [                     (365/7)]
SEVEN-DAY EFFECTIVE YIELD =            [(SEVEN-DAY RETURN + 1)      ]   -1


                                       [THIRTY-DAY RETURN x 365]
THIRTY-DAY YIELD =                     [-----------------------]
                                       [           30          ]


                                       [                      (365/30)]
THIRTY-DAY EFFECTIVE YIELD =           [(THIRTY-DAY RETURN + 1)       ] -1


                                       [   (SEVEN-DAY YIELD)    ]
SEVEN-DAY TAX-EQUIVALENT YIELD* -      [------------------------]
                                       [       (1 - 0.396)      ]


                                       [SEVEN-DAY EFFECTIVE YIELD]
SEVEN-DAY TAX-EQUIVALENT               [-------------------------]
EFFECTIVE YIELD* =                     [        (1 - 0.396)      ]


                                       [    (THIRTY-DAY YIELD)   ]
THIRTY-DAY EQUIVALENT YIELD* =         [-------------------------]
                                       [       (1 - 0.396)       ]


                                       [(THIRTY-DAY EFFECTIVE YIELD]
THIRTY-DAY TAX-EQUIVALENT              [---------------------------]
EFFECTIVE YIELD* =                     [        (1 - 0.396)        ]



EXAMPLES:

1/31/YR0 = DATE OF CALCULATIONS

SEVEN-DAY RETURN = 0.00020
THIRTY-DAY RETURN = 0.00062


                                       [0.00020 X 365]
SEVEN-DAY YIELD =                      [-------------]          = 1.04%
                                       [      7      ]

                                       [            (365/7)]
SEVEN-DAY EFFECTIVE YIELD =            [(1 + 0.00020)      ]    - 1 = 1.05%

                                       [0.00062 X 365      ]
THIRTY-DAY YIELD =                     [-------------      ]    = 0.75%
                                       [      30           ]

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                                        [            (365/30)]
THIRTY-DAY EFFECTIVE YIELD =            [(1 + 0.00062)       ]   - 1 = 0.76%


                                        [  0.0104     ]
SEVEN-DAY TAX-EQUIVALENT YIELD* =       [-----------  ]          = 1.72%
                                        [(1 - 0.396)  ]

                                        [  0.0105     ]
SEVEN-DAY TAX-EQUIVALENT                [------------ ]          = 1.74%
EFFECTIVE YIELD* =                      [(1 - 0.396)  ]

                                        [  0.0075     ]
THIRTY-DAY TAX-EQUIVALENT YIELD* =      [------------ ]          = 1.24%
                                        [(1 - 0.396)  ]


                                        [  0.0076     ]
THIRTY-DAY TAX-EQUIVALENT               [------------ ]          = 1.26%
EFFECTIVE YIELD* =                      [(1 - 0.396)  ]


* If applicable (assuming the entire portion of the yield or effective yield is tax-exempt).